UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2012

PolyOne Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PolyOne Center 33587 Walker Road Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2012, the shareholders of PolyOne Corporation, an Ohio corporation (the “Company”), upon the recommendation of the Company’s Board of Directors (the “Board”), approved the First Amendment (“Amendment No. 1”) to the PolyOne Corporation 2010 Equity and Performance Incentive Plan (the “Plan”). The Board adopted Amendment No. 1 on March 9, 2012, subject to shareholder approval.

Amendment No. 1 makes the following changes to the Plan:

•

Increases by 2,000,000 the maximum number of common shares that may be issued or transferred with respect to awards under the Plan from 3,000,000 common shares, plus any common shares relating to awards that expire or are forfeited or cancelled under the Plan, to 5,000,000 common shares, plus any common shares relating to awards that expire or are forfeited or cancelled under the Plan. No more than 800,000 of the 2,000,000 common share increase may be granted as awards other than stock options and stock appreciation rights;

•	Increases the maximum number of common shares that may be issued or transferred upon the exercise of incentive stock options from 3,000,000 common shares to 5,000,000 common shares; and

•

Increases the maximum number of common shares that may be issued during the life of the Plan with respect to awards that are not stock options or stock appreciation rights (after taking into account any forfeitures and cancellations) from 1,200,000 common shares to 2,000,000 common shares.

This description of Amendment No. 1 is qualified in its entirety by reference to the full text of Amendment No. 1, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 9, 2012 (the “Annual Meeting”). The final results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below. The proposals below are described in more detail in the Company’s definitive proxy statement for the Annual Meeting, filed on March 23, 2012.

a) The following individuals were nominated in 2012 to serve as directors until the 2013 Annual Meeting of Shareholders. All nominees were elected. The voting results were as follows:

Director Nominee	For	Withheld	Broker Non-Votes
J. Douglas Campbell	72,466,891	2,200,242	5,450,748
Dr. Carol A. Cartwright	72,796,395	1,870,738	5,450,748
Richard H. Fearon	72,087,157	2,579,976	5,450,748
Gregory J. Goff	73,676,001	991,132	5,450,748
Gordon D. Harnett	72,053,599	2,613,535	5,450,748
Richard A. Lorraine	73,974,219	692,915	5,450,748
Stephen D. Newlin	72,475,609	2,191,525	5,450,748
William H. Powell	73,636,499	1,030,635	5,450,748
Farah M. Walters	72,451,702	2,215,431	5,450,748
William A. Wulfsohn	74,376,448	290,686	5,450,748

b) The shareholders approved, on an advisory basis, our named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
70,597,507	3,081,467	988,159	5,450,748

c) The shareholders approved Amendment No. 1. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
68,233,888	5,511,361	921,884	5,450,748

d) The shareholders approved the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The voting results were as follows:

For	Against	Abstain
75,545,004	4,510,511	62,366

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	First Amendment to the PolyOne Corporation 2010 Equity and Performance Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A, SEC File No. 1-16091, filed on March 23, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION

By:	/s/ Lisa K. Kunkle
Lisa K. Kunkle
Vice President, General Counsel and Secretary

Date: May 11, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	First Amendment to the PolyOne Corporation 2010 Equity and Performance Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A, SEC File No. 1-16091, filed on March 23, 2012)